                                                                 EXHIBIT 2(a)(3)

                             ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION
                                      OF
                          BLUE CHIP VALUE FUND, INC.



     Blue Chip Value Fund, Inc., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The Corporation's Articles of Incorporation are hereby amended by amending and restating in its entirety Section 7.4 of Article VII to read as follows:

          (a) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for damages.
          This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

          (b) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

          (c) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          (d) References to the Maryland General Corporation Law in this Article are to the law as from time to time amended. No further amendment to the Articles of Incorporation of the Corporation shall affect any right
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          of any person under this Article based on any event, omission or proceeding prior to such amendment.

          SECOND: The foregoing amendment to the Articles of Incorporation has been duly advised by the Board of Directors on February 13, 1989 and approved by the Stockholders of the Corporation on May 11, 1989.


     IN WITNESS WHEREOF, BLUE CHIP VALUE FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 12th day of July, 1989.


                                         BLUE CHIP VALUE FUND, INC.

[SEAL]


                                         By:/s/ Charles H. Anderson
                                            -----------------------------
                                            Charles H. Anderson
                                            President

ATTEST:


/s/ W. Bruce McConnel, III
--------------------------
W. Bruce McConnel, III
Secretary

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                                  CERTIFICATE
                                  -----------



          THE UNDERSIGNED, President of Blue Chip Value Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to authorization and approval are true in all material respects, under the penalties of perjury.



                                         /s/ Charles H. Anderson
                                         ------------------------------
                                         Charles H. Anderson
                                         President

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